Exhibit 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

July 6, 2015

SEARS HOLDING CORPORATION ANNOUNCES

EXPIRATION AND OVER-SUBSCRIPTION

OF SERITAGE GROWTH PROPERTIES RIGHTS OFFERING

HOFFMAN ESTATES, Ill. — Sears Holdings Corporation (the “Company”) (NASDAQ: SHLD) announced today that the subscription period for the previously announced rights offering (the “Offering”) by Seritage Growth Properties (“Seritage”) for 53,298,899 Class A common shares of Seritage expired at 5:00 p.m., New York City time, on July 2, 2015 and that the Offering has been oversubscribed.

Based on preliminary results, Seritage estimates that it will receive aggregate gross proceeds from the offering of Seritage Growth common shares and related transactions of approximately $1.6 billion. Seritage intends to use such proceeds to fund a portion of the $2.72 billion purchase price to be paid for the properties and joint venture interests to be acquired from Sears Holdings Corporation.

Rights that were not properly exercised by 5:00 p.m., New York City time, on July 2, 2015 have expired and are no longer exercisable.

The Company expects that the Class A common shares will begin to trade on the New York Stock Exchange under the symbol “SRG” (CUSIP Number 81752R 100) on July 6, 2015.

The results of the offering and the gross proceeds to be received by the Company are preliminary and subject to finalization and verification by the subscription agent, Computershare Inc. The Company expects the subscription agent and the Depository Trust Company (“DTC”) to finish tabulating the results on or about July 7, 2015.

The Company expects that on or about July 7, 2015, after the subscription agent has effected all allocations and adjustments contemplated by the terms of the offering, the subscription agent will distribute, by way of direct registration in book-entry form or through the facilities of DTC, as applicable, shares to holders of rights who validly exercised their rights and paid the subscription price in full. No physical share certificates will be issued to shareholders.

If you have questions about the offering, please contact Georgeson, our information agent, by calling toll-free 1-(866) 257-5415 or emailing SearsSeritageOffer@georgeson.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor any other securities issued by the Company, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

Forward-Looking Statements

This communication includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the rights offering, the terms of the rights offering, the dates on which actions relating to the rights offering are expected to occur, the continued listing of Seritage’s Class A common shares on the NYSE, future trading of the common stock of Sears Holdings and common shares of Seritage and other statements that describe the companies’ plans. Whenever used, words such as “will,” “expect,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties, including risks and uncertainties relating to the rights offering, such as the timing and certainty of the completion of that transaction, the operational and financial profile of Sears Holdings or any of its businesses after giving effect to the rights offering, and other factors set forth in the prospectus contained in the registration statement filed with the SEC by Seritage with respect to the rights offering. A detailed description of other risks relating to Sears Holdings are set forth in our most recent annual report on Form 10-K and our other filings with the SEC. We intend the forward-looking statements to speak only as of the time made and, except as required by law, do not undertake to update or revise them as more information becomes available.